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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72250), Form S-8 (No. 333-37062), Form S-8 (No.
333-43370), Form S-8 (No. 333-43372), Form S-8 (No. 333-43376), Form S-8 (No.
333-45766), Form S-8 (No. 333-82369), Form S-8 (No. 333-82383), Form S-8 (No.
333-82381), Form S-8 (No. 333-82711), Form S-3, as amended (No. 333-75178), Form
S-3 (No. 333-36470) and Form S-3, as amended (No. 333-85688) of S1 Corporation of our report dated March 12, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 15, 2004